EXHIBIT 20.1




                                                                     [MDSI LOGO]




                         MDSI MOBILE DATA SOLUTIONS INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MDSI Mobile Data Solutions Inc. (the "Company") will be held at the Sutton Place Hotel, 845 Burrard Street, Vancouver, British Columbia, on Thursday, June 28, 2001, at 10:00 a.m. (local time), for the following purposes:

     (a)  to receive the Report of the Directors;

     (b) to receive the Financial Statements of the Company for the fiscal year ended December 31, 2000, together with the report of the auditors thereon;

     (c) to appoint auditors and to authorize the Directors to fix their remuneration;

     (d)  to elect Directors; and

     (e) to transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Annual Report containing the Directors' Report to the Shareholders and the Financial Statements of the Company for the fiscal year ended December 31, 2000, including the auditors' report thereon, to be laid before the meeting, accompany this Notice.

Shareholders who are unable to attend the meeting are requested to complete, date, sign and mail the enclosed form of Proxy in accordance with the instructions set out in the Proxy and in the Management Proxy Circular accompanying this Notice.

DATED at Richmond, British Columbia, this 18th day of May, 2001.

                                   BY ORDER OF THE BOARD



                                   /s/ Erik Dysthe
                                   Chief Executive Officer and Chairman
                                     of the Board



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If you  are a  non-registered  shareholder  of the  Company  and  receive  these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.
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